Exhibit 99.1

Release Date:	November 9, 2009	Contact:	Craig A. Creaturo
Chief Financial Officer and Treasurer
(724) 352-4455
ccreaturo@ii-vi.com
Homepage: www.ii-vi.com

II-VI Incorporated Announces Results of Shareholders’ Meeting

and Board of Director Appointments;

Introduces New CVD Diamond Product Line

PITTSBURGH, PA – November 9, 2009 (GLOBE NEWSWIRE) — II-VI Incorporated (Nasdaq:IIVI) announced the results of its Annual Meeting of Shareholders held on Friday, November 6, 2009. Re-elected to the Company’s Board of Directors were Wendy F. DiCicco and Marc Y.E. Pelaez.

In addition to the re-election of directors, the shareholders of the Company also ratified the Audit Committee’s selection of Ernst & Young LLP as the Company’s independent registered public accounting firm for the fiscal year ending June 30, 2010 and approved the II-VI Incorporated 2009 Omnibus Plan.

Immediately following the Annual Meeting of Shareholders, the Company’s Board of Directors appointed Thomas E. Mistler to serve as Lead Independent Director.

The Company’s Board of Directors also appointed the following independent directors to serve as members of the various committees of the Board of Directors:

•	Audit Committee

Wendy F. DiCicco, Chairwoman

Joseph J. Corasanti

Thomas E. Mistler

•	Compensation Committee

Peter W. Sognefest, Chairman

Joseph J. Corasanti

Wendy F. DiCicco

Thomas E. Mistler

Marc Y.E. Pelaez

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II-VI Incorporated

November 9, 2009

•	Nominating and Corporate Governance Committee

Thomas E. Mistler, Chairman

Marc Y.E. Pelaez

Peter W. Sognefest

•	Subsidiary Committee

Marc Y.E. Pelaez, Chairman

Thomas E. Mistler

Peter W. Sognefest

The Company’s Board of Directors also elected the following individuals as officers of the Company:

Francis J. Kramer	President and Chief Executive Officer
Carl J. Johnson	Chairman
Craig A. Creaturo	Chief Financial Officer and Treasurer
Herman E. Reedy	Executive Vice President – Infrared Optics
James Martinelli	Vice President – Military & Materials Business
Vincent D. Mattera, Jr.	Vice President – Compound Semiconductor Group

CVD Diamond Product Line

In addition to the Shareholders’ Meeting Results and Board of Director Appointments, the Company is also introducing its new line of chemical vapor deposition (CVD) diamond substrates for the infrared optics (IR) market. For more than 20 years, the Company has been producing CVD zinc selenide (ZnSe) and zinc sulfide (ZnS) for IR optical applications. The Company’s expertise in CVD crystal growth accelerated the development program for synthesizing high quality CVD diamond material tailored specifically for optical applications. The Company’s Wide Bandgap Materials (WBG) Group’s experience with fabricating super-hard silicon carbide (SiC) facilitated the Company’s development program for optically finishing our CVD diamond substrates. The Company also has many years of experience in coating customer-supplied diamond substrates with low absorption antireflective and partially reflective coatings for high power laser applications.

Diamond’s unique properties provide solutions where other materials are not sufficient. Diamond has superior thermal conductivity for dissipating heat associated with high power lasers and electronics. Diamond’s low thermal expansion coefficient and extreme hardness prevents typical mounting stress associated with extreme temperatures. With optical transparency ranging from UV to microwave wavelengths, diamond is ideal for a multitude of optical applications. Other applications where diamond’s exceptional properties are beneficial include water treatment, medical dosimetry, high power and high frequency electronic devices, heat sinks and spreaders and surgical instruments.

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II-VI Incorporated

November 9, 2009

The introduction of the CVD diamond substrates broadens the Company’s diamond materials offerings to now include both optical and industrial grades. On July 1, 2009, the Company announced the formation of a joint venture with Beijing Supower Science and Technology Developing Co., Ltd. The new company, Langfang Haobo Diamond Co., Ltd., will produce industrial grade CVD diamond for cutting and wear applications.

About II-VI Incorporated

II-VI Incorporated, the worldwide leader in crystal growth technology, is a vertically-integrated manufacturing company that creates and markets products for a diversified customer base including industrial manufacturing, military and aerospace, high-power electronics and telecommunications, and thermoelectronics applications. Headquartered in Saxonburg, Pennsylvania, with manufacturing, sales, and distribution facilities worldwide, the Company produces numerous crystalline compounds including zinc selenide for infrared laser optics, silicon carbide for high-power electronic and microwave applications, and bismuth telluride for thermoelectric coolers.

In the Company’s infrared optics business, II-VI Infrared manufactures optical and opto-electronic components for industrial laser and thermal imaging systems, and HIGHYAG Lasertechnologie GmbH (“HIGHYAG”) manufactures fiber-delivered beam delivery systems and processing tools for industrial lasers. In the Company’s near-infrared optics business, VLOC manufactures near-infrared and visible light products for industrial, scientific, military and medical instruments and laser gain materials and products for solid-state YAG and YLF lasers. In the Company’s military & materials business, Exotic Electro-Optics (EEO) manufactures infrared products for military applications, and Pacific Rare Specialty Metals & Chemicals produces and refines selenium and tellurium materials. In the Company’s Compound Semiconductor Group, the Wide Bandgap Materials (WBG) group manufactures and markets single crystal silicon carbide substrates for use in the solid-state lighting, wireless infrastructure, RF electronics and power switching industries; the Marlow Industries, Inc. subsidiary designs and manufactures thermoelectric cooling and power generation solutions for use in defense, space, photonics, telecommunications, medical, consumer and industrial markets; and, the Worldwide Materials Group (WMG) provides expertise in materials development, process development, and manufacturing scale up.

CONTACT: Craig A. Creaturo, Chief Financial Officer and Treasurer of II-VI Incorporated, 724-352-4455, or e-mail, ccreaturo@ii-vi.com.

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